UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2025

EQUITY COMMONWEALTH
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-9317			04-6558834
(Commission File Number)			(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 2000	Chicago	IL	60606
(Address of Principal Executive Offices)			(Zip Code)
(312) 646-2800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest	EQC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
On January 27, 2025, the Compensation Committee approved certain short-term incentive cash bonuses payable to the Company’s named executive officers pursuant to the Company’s Short-Term Incentive Program. The bonus amounts were approved in the discretion of the Compensation Committee based on an evaluation of each named executive officers’ applicable subjective performance goals established by the Committee in January 2024, after a determination that the Company’s operational performance metrics established at that time (the success of which would have otherwise accounted for approximately 67% of the payout determination) no longer constituted valid measures of performance in light of the Company’s adoption of a Plan of Sale and Dissolution as approved by shareholders, which resulted in the sale in 2024 of three of the Company’s four remaining properties as part of the planned liquidation of the Company. The named executive officer short-term incentive cash bonuses approved by the Compensation Committee include: $2,156,969 for David Helfand (Chair of the Board, President and Chief Executive Officer), $908,198 for Bill Griffiths (Executive Vice President, Chief Financial Officer and Treasurer), $1,023,142 for David Weinberg (Executive Vice President and Chief Operating Officer), and $900,364 for Orrin Shifrin (Executive Vice President, General Counsel and Secretary).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH
By:	/s/ Orrin S. Shifrin
Name:	Orrin S. Shifrin
Title:	Executive Vice President, General
Counsel and Secretary
Date: January 27, 2025